                                                                     Exhibit 2.1








                            STOCK PURCHASE AGREEMENT

                                      among

                              C D LIDDLE AND OTHERS

                    G. A. DESIGN INTERNATIONAL (HOLDINGS) LTD

                             HLM ARCHITECTS LIMITED

                                 HLM DESIGN, INC







                          Dated as of 18 December 2001

                                TABLE OF CONTENTS

ARTICLE  I
     PURCHASE OF STOCK                                                               I
     Section 1.1  Purchase and Sale
                  -----------------
     Section 1.2  Purchase Price
                  --------------
     Section 1.3  No Excluded Assets
                  ------------------
     Section 1.4  Undertaking Regarding Earnings
                  ------------------------------

ARTICLE                                                                             II
     REPRESENTATIONS AND WARRANTIES OF THE SELLERS
     Section 2.1 Corporate Organization
                 ----------------------
     Section 2.2 Authorization
                 -------------
     Section 2.3 No Violation
                 ------------
     Section 2.4 Subsidiaries and Investments
                 ----------------------------
     Section 2.5 Register of Members
                 -------------------
     Section 2.6 Corporate Books
                 ---------------
     Section 2.7 Title to Shares
                 ---------------
     Section 2.8 Options and Rights
                 ------------------
     Section 2.9 Financial Statements and Completion Accounts
                 --------------------------------------------
     Section 2.10 Employees
                  ---------
     Section 2.11 Absence of Certain Changes
                  --------------------------
     Section 2.12 Contracts.
                  ---------
     (a)      Generally
              ---------
     (b)      Compliance
              ----------
     Section 2.13  True and Complete Copies
                   ------------------------
     Section 2.14  Title and Related Matters
                   -------------------------
     (a)      Owned Property
              --------------
     (b)      Leased Property
              ---------------
     (c)      Compliance with Laws
              --------------------
     Section 2.15  Litigation
                   ----------
     Section 2.16  Tax Matters
                   -----------
     (a)      Generally
              ---------
     (b)      Good Faith
              ----------
     (c)      Claims
              ------
     (d)      Course of Business
              ------------------
     (e)      Withholdings
              ------------
     (f)      Partnerships
              ------------
     (g)      Accounting Method Adjustments
              -----------------------------
     (h)      Power of Attorney
              -----------------
     (i)      True and Complete Copies
              ------------------------
     (j)      Inheritance Tax.
              ---------------
     (k)      Stamp Duty and Stamp Duty Reserve Tax.
              -------------------------------------
     (l)      Payments
     (m)      Depreciation of tangible assets
     (n)      Capital gains
     (o)      Deemed income and gains
     (p)      Tax Avoidance
     Section 2.17  Bank Accounts
                   -------------
     Section 2.18  Compliance with Applicable Laws, Regulations and Orders
                   -------------------------------------------------------
     Section 2.19  Employee Benefit Plans
                   ----------------------
     Section 2.20  Intellectual Property
                   ---------------------
     Section 2.21  Environmental
                   -------------
     Section 2.22  Capital Commitments and Distributions
                   -------------------------------------

     Section 2.23 Insurance
                  ---------
     Section 2.24 Commissions
                  -----------
     Section 2.25 Permits
                  -------
     Section 2.26 Absence of Undisclosed Liabilities
                  ----------------------------------
     Section 2.27 Accounts Receivable
                  -------------------
     Section 2.28 Work in Progress and Backlog
                  ----------------------------
     Section 2.29 Customers
                  ---------
     Section 2.30 Securities Laws Matters
                  -----------------------
     Section 2.31 Post Year 2000 Compliance
                  -------------------------
     Section 2.32 Disclosure.
                  -----------

ARTICLE                                                                             III
     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
     Section 3.1  Corporate Organization
                  ----------------------
     Section 3.2  Authorization
                  -------------
     Section 3.3  No Violation
                  ------------
     Section 3.4  Investment Intent
                  -----------------

ARTICLE                                                                              IV
OTHER AGREEMENTS
     Section 4.1  Further Assurances
                  ------------------
     Section 4.2  Consents
                  --------
     Section 4.3  No Termination of the Obligations by Subsequent Dissolution
                  -----------------------------------------------------------
     Section 4.4  Insurance Policies and Claims Administration
                  --------------------------------------------
     Section 4.5  Other Tax Matters
                  -----------------
     (a)      Tax Returns
              -----------
     (b)      Information
              -----------
     (c)      Amended Returns
              ---------------

ARTICLE                                                                               V
     CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER
     Section 5.1 Representations and Warranties
                 ------------------------------
     Section 5.2 Consents and Approvals
                 ----------------------
     Section 5.3 No Material Adverse Change
                 --------------------------
     Section 5.4 No Proceeding or Litigation
                 ---------------------------
     Section 5.5 Secretary's Certificate
                 -----------------------
     Section 5.6 Sellers'Employment Agreements
                 -----------------------------
     Section 5.7 Resignations
                 ------------
     Section 5.8 Opinion of Sellers' and Company's Counsel
                 -----------------------------------------
     Section 5.9 Delivery of Minute Books and Share Certificates
                 -----------------------------------------------
     Section 5.10 Regulatory Compliance
                  ---------------------
     Section 5.11 Due Diligence
                  -------------
     Section 5.12 Other Documents
                  ---------------
     Section 5.13 Liens
                  -----
     Section 5.14 Completion Accounts
                  -------------------

ARTICLE                                                                              VI
     CONDITIONS TO THE OBLIGATIONS OF THE SELLERS
     Section 6.1 Representations and Warranties
                 ------------------------------
     Section 6.2 Consents and Approvals
                 ----------------------
     Section 6.3 No Proceeding or Litigation
                 ---------------------------
     Section 6.4 Secretary's Certificate
                 -----------------------
     Section 6.5 Employment and Noncompetition Agreements
                 ----------------------------------------
     Section 6.6 Opinion of the Purchaser's Counsel
                 ----------------------------------

ARTICLE                                                                             VII

     CLOSING
     Section 7.1  Closing
                  -------
     Section 7.2  Payment of Purchase Price and Receipt of Shares
                  -----------------------------------------------
     Section 7.3  Reservation of Shares
                  ---------------------

ARTICLE                                                                             I
     SURVIVAL OF TERMS; INDEMNIFICATION
     Section 8.1  Survival and Certain Acknowledgments of the Sellers
                  ---------------------------------------------------
     Section 8.2  Indemnification by the Sellers
                  ------------------------------
     (a)      Misrepresentation or Breach.
              ----------------------------
     (b)      Taxes
              -----
     (c)      Third Party Claims
              ------------------
     (d)      Related Expenses
              ----------------
     Section 8.3 Extent of Liability
     (a)      Time Limit for Warranty Claims
     (b)      Exclusion of Small Claims
     (c)      Ceiling on Claims
     (d)      Post Closing
     Section 8.4 Indemnification by the Purchaser
                 --------------------------------
     (a)      Misrepresentation or Breach
              ---------------------------
     (b)      Taxes
              -----
     (c)      Third Party Claims
              ------------------
     (d)      Related Expenses
              ----------------
     Section 8.5  Setoff
                  ------
     Section 8.6  Third Party Claims
                  ------------------
     Section 8.7  Limitation on the Sellers' Joint and Several Liability
                  ------------------------------------------------------
     Section 8.8  Sharing of Liability between the Sellers

ARTICLE                                                                             X
     GENERAL PROVISIONS
     Section 9.1 Amendment and Modification
                 --------------------------
     Section 9.2 Waiver
                 ------
     Section 9.3 Notices to Purchaser
                 --------------------
     Section 9.4 Notices
                 -------
     Section 9.5 Assignment
                 -----------
     Section 9.6 Governing Law
                 -------------
     Section 9.7 Counterparts
                 ------------
     Section 9.8 Headings
                 --------
     Section 9.9 Entire Agreement
                 ----------------
     Section 9.10 No Benefit
                  ----------
     Section 9.11 Delays or Omissions
                  -------------------
     Section 9.12 Severability
                  ------------
     Section 9.13 Expenses
                  --------
     Section 9.14 Announcements
                  -------------

ARTICLE                                                                             X
     RESTRICTIONS ON THE SELLERS
     Section 10.1  Restrictions
                   ------------
     Section 10.2  Acknowledgement that restrictions are reasonable
                   ------------------------------------------------

SCHEDULES
---------

     1.0               The Sellers
     2.4               Subsidiaries and Investments
     2.5               Register of Members

     2.7               Share Options
     2.10              Employees
     2.11              Absence of Certain Changes since 31 December 2000
     2.12(a)           Contracts
     2.12(b)           Compliance
     2.13              True and Complete copies of all Contracts
     2.14              Property
     2.15              Litigation
     2.16              Tax Matters
     2.17              Bank Accounts
     2.19              Employee Benefit Plans
     2.20              Intellectual Property
     2.21              Environmental Matters
     2.22              Capital Commitments and Distributions
     2.23              Insurance
     2.27              Accounts Receivable
     2.28              Work in Progress
     2.29              Material Customers
     2.30              Post Year 2000 Compliance
     5.3               Material Adverse Change
     5.14              Audited Accounts

THIS STOCK PURCHASE AGREEMENT ("this Agreement") is entered into as of the 18th day of December 2001 between:-

(1) THE PERSONS whose names and addresses are set out in Schedule A1.0 ("the Sellers")

(2) GA DESIGN INTERNATIONAL (HOLDINGS) LIMITED a company registered in England and Wales under Company Number 3705307 with its registered office at Lyme House Studios, 30-31 Lyme Street, London NW1 0EE ("the Purchaser")

(3) HLM ARCHITECTS LIMITED a company registered in England and Wales under Company Number 2424914 with its registered office at 1 Old Lodge Place, St Margaret's, Twickenham, Middlesex TW1 1RQ ("the Company" or "the Business")

(4) HLM DESIGN, INC a Delaware Corporation with an office at Suite 2950, 121 West Trade Street, Charlotte, North Carolina, 28202-5399, USA ("HLM Design US")

RECITALS

WHEREAS

(A) The Sellers own 608,000 ordinary shares of twenty-five pence each ("the Shares") in the capital of the Company.

(B)  The Purchaser is a wholly owned subsidiary company of HLM Design US.

(C) All references in this Agreement to the Company shall include a reference to all subsidiaries and related entities of the Company.

(D) The Sellers desire to sell, and the Purchaser desires to purchase, on the terms and subject to the conditions set forth in this Agreement, the Shares.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                PURCHASE OF STOCK

1.1  Purchase and Sale. At the Closing Date (as defined in Section 7.1 hereof),
     -----------------
     and subject to the terms and conditions of this Agreement, the Sellers shall sell with full title guarantee and the Purchaser shall purchase the Shares free from all liens, mortgages, charges, pledges, options, encumbrances and other adverse claims and with all rights attaching to them, as at the date hereof or becoming attached to them hereafter. The Sellers hereby waive any pre-emption rights they may have in relation to any of the Shares under the articles of association of the Company or otherwise.

1.2  Purchase Price. In consideration for the conveyance of the Shares, the
     --------------
     Purchaser shall pay to the Sellers an aggregate amount ("the Purchase Price") comprising (pound)2,500,000.00 (Two million five hundred thousand pounds sterling), 18,240 ordinary shares of 1p par value of delayed delivery common stock of the Purchaser having an agreed upon aggregate value at The Closing Date of (pound)600,000.00 (Six hundred thousand pounds sterling) and subordinated promissory notes of the Purchaser in the aggregate principal amount of (pound)2,180,000.00 (Two million, one hundred and eighty thousand pounds sterling), all as more particularly provided in
     Section 7.2 hereof. The Purchase Price shall be divided between the Sellers as provided in Schedule A1.0.

1.3  No Excluded Assets. The Sellers hereto agree that no assets of the Company,
     ------------------
     whether tangible or intangible, have been or shall be removed from the Company's premises or from the Company's books and records except in the ordinary course of the Company's Business as provided herein from and after December 31, 2000 through the Closing Date.

1.4  Undertaking Regarding Earnings. The Sellers undertake to the Purchaser to
     ------------------------------
     use their best endeavours to achieve minimum after tax earnings of the Company, and after amortization over 15 years of the costs incurred by the Company in relation to the acquisition of the Company by the Purchaser, of (pound)500,000.00 (Five hundred thousand pounds sterling) for the twelve month period commencing from the Closing Date.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers (each acting jointly and severally, except as to Section 2.30) hereby represent and warrant to the Purchaser and to HLM Design US as follows with respect to the Company (to the extent a representation is modified by a knowledge requirement, it shall speak to the knowledge of each of the Sellers):

2.1  Corporate Organization. The Company is a corporation duly organized,
     ----------------------
     validly licensed and existing and in good standing under the laws of England and Wales, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted. All of the Sellers are residents of the United Kingdom. The Company is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified. True, complete and correct copies of the Company's memorandum and articles of association as presently in effect have been or shall be, prior to the Closing, delivered to the Purchaser.

2.2  Authorization. Each of the Sellers and the Company has full power and
     -------------
     authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors and all of the shareholders of the Company have duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on the Company's part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Sellers and the Company enforceable against each such party in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally. The Sellers are the registered and sole beneficial owners of the Shares and have full power and authority to deliver good and valid title to the Shares and to the certificates evidencing the Shares to the Purchaser as provided for herein without the consent of any third party, free and clear of all liens of every kind.

2.3  No Violation. The execution, delivery and performance of this Agreement and
     ------------
     the consummation of the transactions contemplated hereby by each of the Sellers and the Company do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both),
     (c) result in the creation of any lien upon the Company or its capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any person pursuant to (i) the memorandum and articles of association of the Company, (ii) any applicable regulation, (iii) any order to which any of the Sellers or the Company is subject, or (iv) any contract to which any of the Sellers or the Company or any of their properties is subject. The Sellers and the Company have complied with all applicable regulations and orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

2.4  Subsidiaries and Investments. Except as set forth on Schedule 2.4 hereto,
     ----------------------------
     (a) the Company has no subsidiaries or investments in any person or entity of any kind, nor any affiliated companies or entities, (b) the Company does not have outside the United Kingdom any branch, agency or place of business, or any permanent establishment (as that expression is defined in the relevant Double Taxation Relief Order) current at the Closing Date.

2.5  Register of Members. The register of members of the Company is complete and
     -------------------
     correct in all material respects. Save as set out in Schedule 2.5 no shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. The Shares constitute all of the issued and allotted share capital of the Company. The Sellers are the legal and beneficial owners of the Shares. Schedule 2.5 sets forth the total number of authorized shares of capital stock for the Company, and the number of Shares held of record by each of the Sellers.

2.6  Corporate Books. The corporate minute books of the Company are complete and
     ---------------
     correct in all material respects and contain minutes of all of the proceedings of the shareholders and directors of the Company since incorporation. A true, complete and correct copy of the Company's corporate minute books have been or shall be, prior to the Closing (as defined in Section 7.1 hereof) delivered to the Purchaser.

2.7  Title to Shares.
     ---------------

     The Shares, which constitute 100% of the issued and outstanding shares of capital stock of the Company, are legally and beneficially owned solely by the Sellers. Save as set out in Schedule 2.7 no shares of preferred stock or other class of capital stock are authorized, issued or outstanding with respect to the Company. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Shares are legally and beneficially owned of record by the Sellers and will be sold pursuant hereto free and clear of all liens. Upon payment of the cash element of the Purchase Price to the Sellers in accordance with this Agreement, the Sellers will convey to the Purchaser good and marketable title to the Shares, free and clear of all liens whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by the Sellers to the Purchaser at the Closing will be sufficient to transfer the Sellers entire interest, and all of the interests, legal and beneficial, of the Sellers and of all other persons in and to the Shares. Save with regard to the Dividend paid (in specie) on 10 January 2001 and the Dividend declared on the 13th day of June 2001 no dividends or other distributions are owed by the Company in connection with any of the Shares and none have been paid or made to any stockholder of the Company since at least December 31, 2000.

2.8  Options and Rights. Save as provided in this Agreement and in the Schedules
     ------------------
     2.5 and 2.7 there are no outstanding subscriptions, options, warrants, rights, puts, calls or other contracts by which the Company is bound to issue or to repurchase or otherwise acquire shares of its capital stock, or pursuant to which any person has a right to purchase or to acquire, through conversion or otherwise, shares of the Company's capital stock.

2.9  Financial Statements and Completion Accounts The Sellers have delivered to
     --------------------------------------------
     the Purchaser correct and complete copies of (a) audited balance sheets of the Company as of December 31, 1999 and 2000 and the related statements of income for the fiscal year reporting periods then ended (the "Audited Financial Statements") and (b) the Completion Accounts. The Audited Financial Statements and the Completion Accounts (a) have been prepared in accordance with the books and records of the Company, (b) comply with the requirements of the Companies Acts and other relevant United Kingdom statutes, (c) are not affected by any extraordinary, exceptional or non-recurring item of a material nature and (d) fairly present the assets and liabilities (including contingent, unqualified or disputed liabilities) of the Company and the financial condition and results of operations and cash flows of the Company as of, and for the respective periods ended on, such dates, all in conformity with

     UK GAAP (United Kingdom Generally Accepted Accounting Principles) consistently applied. Since December 31, 2000 and except as fully set forth in the Audited Financial Statements and the Completion Accounts, the Company has no material liabilities other than those incurred or arising in the ordinary course of business (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into or any action or inaction or state of facts existing, with respect to, or based upon transactions or events heretofore occurring.

 2.10 Employees.
      ---------

     (a) Schedule 2.10 sets forth a list of all of the Company's officers, directors, consultants, employees and independent contract-labourers, together with a description of any contract regarding the terms of service, dates of commencement of employment and the rate and basis for total compensation of such persons or any restrictions upon any person's right to compete with the Company or with any other person or entity, including, without limitation, profit sharing, commission or discretionary bonus arrangements. No employee of the Company is, to the Sellers' knowledge, a party to any agreement with a former employer in any way restricting his or her employment activities. Attached to Schedule 2.10 are the specimen forms of employment contract for employees of the Company.

     (b) Except as shown on Schedule 2.10 hereto, the Company has paid or made provisions for the payment of all salaries and accrued wages, bonuses, accrued vacation and sick leave, and any other form of accrued, but unpaid, compensation, and has complied in all material respects with applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees.

     (c) Except as set forth on Schedules 2.10 and 2.12 hereto, the Company is not a party to any (i) outstanding employment agreements or contracts with officers, directors, consultants, independent contractors or employees that are not terminable at will, or that provide for payment of any bonus or commission, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees or to any other person, or (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor do the Sellers or the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement in the United Kingdom or elsewhere.

     (d) Except as set out in Schedule 2.10 there are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission, the Industrial Tribunal or any other such bodies or any country, state, local or foreign agency responsible for the prevention of unlawful employment practices, and the Company has not received formal notice from any country, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and, to the knowledge of the Sellers and Company, no such investigation is in progress.

     (e) The Company has in relation to each of its employees (and so far as relevant to each of its former employees):

          (1) materially complied with the obligations imposed upon it by the following United Kingdom legislation: the Employment Rights Act 1996, the Employment Act 1980, the Trade Union and Labour Relations (Consolidation) Act 1992, the Sex Discrimination Act 1975, the Disability Discrimination Act 1995 and the Welfare Reform and Pensions Act 1999 and any other statute, regulation or code of conduct relevant to relations between the Company and its employees and any trade union recognized by such Company; including but without limitation Health and Safety (Display Screen Equipment) Regulations 1992 and the Working Time Regulations 1999;

          (2) complied with all collective agreements for the time being having effect with regard to industrial relations or the conditions of service of its employees;

          (3) complied with all relevant orders and awards made by any court or tribunal in relation to its employees; and

          (4) maintained adequate and suitable records of the service of each of its employees.

     (f) Save as shown in Schedule 2.10 since December 31, 2000 or (where employment or holding of office commenced after such date) since the commencement date of the employment or holding of office:

          (1) no change has been made in the rate or remuneration, or the emoluments or pension benefits, of any officer, ex-officer or senior executive of the Company (a senior executive being a person in receipt of remuneration in excess of (pound)15,000 per annum; and

          (2) no material change has been made in any other terms of employment of any officer or senior executive.

     (g) Save as is shown in Schedule 2.10 neither the Company nor its employees are involved in any industrial dispute, and there are no facts known or which would on reasonable inquiry be known to the Company or its directors or to the Sellers which might suggest that there may be any industrial dispute involving the Company or that any of the provisions of this Agreement may lead to any such industrial dispute.

2.11 Absence of Certain Changes.
     --------------------------

     (a) Except as set forth on Schedule 2.11, since December 31, 2000, the Company's business has been operated in the ordinary and normal course so as to maintain it as a going concern, and there has been no: (a) Material Adverse Change in the business, properties, financial statements, business prospects, customers, condition (financial or otherwise) or results of operations of the Company, and no event has occurred which is likely, individually or in the aggregate, to result in any such Material Adverse Change; (b) damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect on the business, properties, financial statements, business prospects, customers, condition (financial or otherwise) or results of operations of the Company; (c) declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property) in respect of the Shares or any redemption of shares by the Company;
          (d) increase in the compensation payable or paid to or to become payable by the Company to its employees, officers, directors, stockholders, consultants or independent contractors; (e) entry by the Company into any contract not in the ordinary course of business, including, without limitation, any borrowing or capital expenditure;
          (f) change in
          accounting methods or principles used by the Company, except for any such change which is necessitated by a change in UK GAAP; (g) sale, assignment, lease, distribution, disposal or transfer of any assets or properties of the Company except in the ordinary course of business, or any theft, damage, removal or destruction of such assets or properties or any casualty loss affecting the Company or its business;
          (h) amendment or termination of any of the Company's permits, licenses or material contracts; (i) waiver or release of any material right or claim of the Company; (j) labor dispute or union activity which affects the operation of the Company; (k) proposal or bid still outstanding for work at less than full fair market value; or (l) agreement by any of the Sellers or the Company to take any of the actions described in the preceding clauses (a) through (k), except as contemplated by this Agreement. As used in this Agreement, the term "Material Adverse Change" shall mean any developments or changes which would have a Material Adverse Effect. "Material Adverse Effect" shall mean any circumstances, state of facts or matters which could reasonably be expected, either individually or in conjunction with any other circumstance, state of facts or matter, to have a material adverse effect in respect of the Company's business, financial statements, business prospects, properties, assets, customers, condition (financial or otherwise) or results of operations.

     (b) The Company is not and has not agreed to become a member of any joint venture, consortium, partnership or other unincorporated association and the Company is not or has not agreed to become a party to any agreement or arrangement for sharing commissions or other income except as set out in Schedule 2.11(b) below.

2.12 Contracts.
     ---------

     (a)  Generally. Except as listed on Schedule 2.12(a), the Company and the
          ---------
          Sellers are not a party to any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral (a "Contract"), relating to:

          (i) Bonus, pension, profit sharing, retirement, stock option, employee stock purchase or other plans providing for deferred compensation;

          (ii) Collective bargaining agreements or any other Contract with any labor union;

          (iii) Hospitalization or life insurance or other welfare benefit plans or practices;

          (iv) Loans to its employees, officers, directors, consultants, independent contractors, stockholders or affiliates;

          (v) The borrowing or loaning of money to or from any person or the mortgaging, pledging or otherwise placing a lien on any asset or property of the Company;

          (vi)   A guarantee of any obligation;

          (vii) The ownership, lease (whether as lessee or lessor) or operation of any property, real or personal;

          (viii) Intangible property (including proprietary rights) and software or hardware license agreements;

          (ix)   Warranties with respect to its services rendered;

          (x) Registration or pre-emptive rights with respect to any securities;

          (xi) Prohibitions preventing it from freely engaging in any business;

          (xii) The purchase, acquisition, disposition or supply of inventory and other property and assets;

          (xiii) Employees, independent contractors, consultants, or other agents;

          (xiv)   Sales, commissions, advertising or marketing;

          (xv)    Unconditional purchase or payment obligations.

          (xvi)   Any investment by the Company;

          (xvii) Restricting in any way the sale of the Shares (including any stockholders' agreement); or

          (xviii) Any other contract not of the type covered by any of the foregoing items of this Section 2.12(a) requiring total payments by the Company in excess of (pound)1,000) (One thousand pounds sterling).

     (b)  Compliance. Except as shown on Schedule 2.12(b), the Company is not
          ----------
          nor will it by reason any event which has occurred or which occurs prior to closing or any fact or circumstance in existence prior to closing with the lapse of time become in default under any agreement or covenant to which it is a party or in respect of any other obligations or restrictions binding upon it and it is not in receipt of any claim of default or breach or notice of audit, under any Contract to which it is subject. No event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of non-compliance by the Company under any Contract to which it is subject. The Company has no present expectation or intention of not fully performing all of its obligations under any Contract to which it is subject and has no knowledge of any breach or anticipated breach by any other party to any Contract to which it is subject or non-compliance in any respect with any warranties or representations expressly or impliedly made by it or with all applicable regulations standards and requirements. The Company is not subject to any liability or obligation (save as may be implied by law) to repair, or otherwise do or not do anything in respect of any contracts that have been or are after the Closing Date performed by it pursuant to an existing obligation. The Company is not a party to, nor have its profits or financial position since incorporation been affected by, any contract or arrangement which is not of an entirely arm's length nature save for charitable donations.

2.13 True and Complete Copies. The Sellers have delivered to the Purchaser for
     ------------------------
     review true and complete copies of all Contracts and documents listed in the Schedules to this Agreement together with any correspondence or other documents varying the same, including, without limitation, all contracts for the performance of design services and all contracts with employees, consultants and independent contractors entered into by the Company in connection with its Business.

2.14 Title and Related Matters.
     -------------------------

     (a)  Owned Property. With respect to all real and personal property owned
          --------------
          by the Company, the Company has good and marketable title to all such property (except for current assets subsequently sold or realized in the ordinary course of business), and there are no facts or circumstances known to the Sellers which render the real or personal property unmarketable and they are free and clear of all liens. All such properties owned by the Company as of December 31 2000 are reflected in the Audited Financial Statements in accordance with and to the extent required by UK GAAP and with particularity on the books and records of the Company. The Sellers have provided to the Purchasers details of all additional real and personal property purchased by the Company from December 31, 2000 to the date of this Agreement.

     (b)  Leased Property.
          ---------------

          (i) Set forth in Schedule 2.14(b) is a description of all real and personal property leased by the Company. Except as otherwise set forth in Schedule 2.14(b), the Company's leases are in full force and effect and are valid and enforceable in accordance with their respective terms. There exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by the Company or any other person under any such lease, and neither the Sellers nor the Company has received notice of such default or event nor is the Company aware of any breach of covenant which might render the leases liable for forfeiture. All rent and other amounts due and payable with respect to each of the Company's leases have been or shall be paid by the Company through the Closing Date. Except as set forth in
                  Schedule 2.14(b), neither the Sellers nor the Company have received notice that the landlord with respect to any real property or personal property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals.

          (ii) As at the date of this Agreement the Company leases the properties specified in the Schedule 2.14(b) free and clear of all Encumbrances that are material to the financial position or results of the operations of the Company subject only to:-

                  (1) statutory or common law Encumbrances arising or incurred in the ordinary course of business and whether or not registered by any third party with respect to which the underlying objections are not delinquent or the validity of which is being contested in good faith by appropriate proceedings

                  (2) Encumbrances disclosed or reflected in the latest balance sheet

                  (3) Encumbrances for taxes not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings

                  (4) Encumbrances which constitute valid leases or sub-leases from the Company to third parties

                  (5) Encumbrances and defects in title of which the Company is aware

                  (6) Encumbrances and defects in title that are not
                      individually or in the aggregate material to the financial position or results of or operations of the Company (the types of Liens described in the foregoing clauses (i) to
                      (vi) being referred to in this Agreement as "Permitted Encumbrances")

                      In this section "encumbrance" means any mortgage pledge conditional sale agreement charge claim interest of another person lien security interest title defect right of first refusal right of first offer restriction or transfer or other encumbrance

          (iii) Save as set out in Schedule 2.14(b) there is no leased real property in respect of which the Company has a contingent liability as original or intermediate tenant.

     (c)  Compliance with Laws. The Company does not own any freehold property.
          --------------------
          The Company has complied in all material respects, with all applicable restrictions, building ordinances and status and planning obligations and all regulations of the applicable health and fire departments with respect to its leased real property. No alteration, repair, improvement or other work which could give rise to a lien has been performed by, for or on behalf of the Company with respect to such Improvements within the last one hundred twenty (120) days. The Company's leased real property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any regulation or order affecting such real property, and the continued existence, use, occupancy and operation of such Improvements is not dependent on any special permit, exception, approval or variance. There is no pending or, to the Sellers' or Company's knowledge, threatened or proposed action or proceeding by any authority to modify the authorised planning use of, to condemn or take by the power of eminent domain (or to purchase in lieu thereof), to classify as a landmark, to impose special assessments on or otherwise to take or restrict in any way the right to use, develop or alter all or any part of the Company's leased real property.

2.15 Litigation. Except as set forth in Schedule 2.15:
     ----------

     (a) Neither the Sellers nor the Company are engaged in or a party to, or threatened with, any litigation, arbitration, alternative dispute resolution as plaintiff or defendant, claim, controversy, investigation, legal action or other proceeding, whether or not before any court, governmental or regulatory authority or administrative agency;

     (b) Neither the Sellers nor the Company are in default under or in violation of any contracts, commitments or restrictions to which the Company is a party or by which the Company is bound, or of any statute or law or judgment, order, decree, regulation or rule of any court or governmental authority applicable to the Company;

     (c) There is no dispute with any revenue or other official department in the United Kingdom or elsewhere, in relation to the affairs of the Company and there are no facts which may give rise to any dispute;

     (d) There are no claims pending or threatened or capable of arising against the Company by any employee or workman or third party in respect of any accident or injury;

     (e) The Company is not a party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any governmental agency or by any other person against the Company; and

     (f)  The Sellers do not know of any valid basis for any of the foregoing.

2.16 Tax Matters.
     -----------

     (a)  Generally. As used herein, the term "Tax" or "Taxes" means any income,
          ---------
          gross receipt, net proceeds, capital, capital gains, alternative or add-on minimum, ad valorem, value added, estimated, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, social security, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance and other taxes, charges, fees, levies or other assessments of any kind whatsoever (including interest, penalties, fines and additions thereto) imposed by any taxing authority, whether of any country, state, local municipality or foreign jurisdiction. The

          Company has timely filed all tax reports, returns, information returns and any other documents required to be filed by it (collectively, "Tax Returns") and has duly paid all taxes shown to be due and payable on such Tax Returns and all estimated or advance payments required by law. All Taxes for periods ending on or prior to or including the Closing Date have been fully paid or reserved against on the financial statements and on the books of the Company in accordance with UK GAAP. Subject as provided in Schedule 2.16 all Taxes which are required to be withheld or collected by the Company have been duly withheld or collected and, to the extent required, have been paid to the proper country, state, local municipality or foreign authorities or properly segregated or deposited as required by applicable regulations. There are no liens for Taxes upon any property or assets of the Company, except for liens for Taxes not yet due and payable or for Taxes being contested in a manner permitted by applicable law. The Company has not requested an extension of time within which to file any Tax Return and has not waived the statute of limitations on the right of the IRS, the Inland Revenue or any other taxing authority to assess or collect additional Taxes or to contest the information reported on any Tax Return. The Company is not currently and has never been a member or part of a group which is or was treated as an affiliated group for corporation tax or any other purposes.

     (b)  Good Faith. All Tax Returns described in Section 2.16(a) have been
          ----------
          prepared in good faith and are correct and complete in all respects, and there is no basis for assessment of any addition to the Taxes shown thereon.

     (c)  Claims. With respect to all Taxes and Tax Returns described in Section
          ------
          2.16(a): (i) there are no proceedings, examinations or claims currently pending by any taxing authority in connection with any Tax Returns nor with respect to the periods to which such Tax Returns relate; and (ii) there are no unresolved issues or unpaid deficiencies or outstanding or proposed assessments relating to any such proceedings, examinations, claims or Tax Returns. None of the Tax Returns described in Section 2.16(a) currently is under audit or has been audited. The items relating to the Business, properties and operations of the Company on the Tax Returns filed by the Company (including the supporting schedules filed therewith), true, correct and complete copies of which have been supplied to the Purchaser, state accurately, in all material respects, the information requested with respect to the Company, which information was derived from the books and records of the Company.

     (d)  Course of Business. The Company has not taken any action in
          ------------------
          anticipation of the Closing that would have the effect of deferring any liability for Taxes of the Company to any period (or portion thereof) ending after the Closing Date.

     (e)  Withholdings. All payments for withholding Taxes, unemployment
          ------------
          insurance, sales and use Taxes and other amounts required to be withheld and deposited or paid to any relevant taxing authorities have been so withheld, deposited or paid by or on behalf of the Company.

     (f)  Partnerships. The Company is not subject to any joint venture,
          ------------
          partnership or other arrangement or Contract which is treated as a partnership for income tax or any other purposes. Any tax-sharing agreement between the Company and any other person shall terminate as of the Closing Date and any such tax-sharing agreement has been fully disclosed to the Purchaser in writing.

     (g)  Accounting Method Adjustments. The Company will not be required to
          -----------------------------
          recognize after the Closing Date any taxable income in respect of accounting method adjustments required to be made under any regulation relating to Taxes.

     (h)  Power of Attorney. No power of attorney has been granted by the
          -----------------
          Company with
          respect to any matter, including, without limitation, the payment of Taxes, which is currently in force. There are not outstanding any authorities (express or implied) by which any person may enter into any contract or commitment to do anything on behalf of the Company other than such authority of directors or employees as either is ostensible, or is implied, to enter into routine contracts in the normal course of their duties.

     (i)  True and Complete Copies. The Sellers and the Company have delivered
          ------------------------
          to the Purchaser true and complete copies of all Tax Returns filed by the Company with respect to its years ended December 31, 1998, 1999 and 2000.

     (j)  Inheritance Tax.
          ---------------

          (1) No transfer of value (as defined in Section 3 of the United Kingdom Inheritance Tax Act 1984 ("ITA")) has at any time been made by the Company;

          (2) There is not outstanding any Inland Revenue charge for unpaid inheritance tax (as provided by ITA Sections 237 and 238 (Inland Revenue charge for unpaid tax)) over any asset of the Company, or in relation to any shares in the capital of the Company; and

          (3) There are not in existence any circumstances whereby any power mentioned in ITA Section 212 (Powers to raise tax) could be exercised in relation to any shares, securities or other assets of the Company, or could be exercised but for ITA Section 204(6) (Limitation of liability).

     (k)  Stamp Duty and Stamp Duty Reserve Tax.
          -------------------------------------

          (1) The Company has duly paid or has procured to be paid all stamp duty on documents to which it is a party or in which it is interested and which are liable to stamp duty;

          (2) The Company has made all returns and paid all stamp duty reserve tax in respect of any transaction in securities to which it has been a party or in respect of which it is liable to account for stamp duty reserve tax; and

          (3) Within the five (5) years ending on the date of this Agreement, the Company has not made any claim for relief or exemption under
               Section 42 (Relief from transfer stamp duty in case of transfer of property as between associated companies) of the United Kingdom Finance Act 1930.

     (l)  Payments
          --------

          All rents, and interest and other sums of an income nature paid or payable by the Company in respect of the Company are or will be wholly allowable as deductions in computing the taxable income of the Company.

     (m)  Depreciation of tangible assets
          -------------------------------

          (1) No tax would have arisen on the disposal by the Company of any asset if that asset had been disposed of on the 31 December 2000 for a consideration equal to the book value of that asset shown in or adopted for the purpose of the Audited Financial Statements

          (2) No claim has been made by the Company for the depreciation of any asset for tax purposes in circumstances in which the claim is likely to be disallowed.

     (n)  Capital gains
          -------------

          (1) The Company has only disposed of or acquired any asset in circumstances such that the disposal or acquisition would be treated for tax purposes as an arm's length transaction.

          (2) Execution and completion of this Agreement will not result in a capital gain being realised in the Company.

     (o)  Deemed income and gains
          -----------------------

          Except as provided in the Audited Financial Statements there is in relation to the Company no liability to taxation on income or gains except in respect of and to the extent of income and profits accruing to the Company nor do any arrangements exist in relation to the Company which may give rise to any such liability.

     (p)  Tax avoidance
          -------------

          The Company has not been a party to or otherwise been involved in any transaction which is or forms part of a scheme of tax avoidance.

2.17 Bank Accounts. Set forth in Schedule 2.17 hereto is a list of the bank
     -------------
     accounts maintained by the Company and the authorized signatories for each such account.

2.18 Compliance with Applicable Laws, Regulations and Orders. The Company has
     -------------------------------------------------------
     been and is presently in material compliance with all laws, ordinances, codes, rules, regulations and orders applicable to the conduct of its Business, including, without limitation, all regulations relating to employment, health, sanitation, fire, zoning, building, occupational safety, and the practice of architecture.

2.19 Employee Benefit Plans. Except as shown on Schedule 2.19, the Company does
     ----------------------
     not currently have, has never had, and as of the Closing Date will not have, any: (i) employee pension benefit plans and/or employee benefit or welfare plans; nor (ii) any other pension, profit sharing, retirement, deferred compensation, welfare, stock purchase, stock option, phantom stock, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance or other employee benefit plan or program which the Company or any subsidiary or any other entity affiliated with the Company maintains or to which the Company has any present or future obligation to contribute.

2.20 Intellectual Property. In this Section 2.20 "Industrial Property Right"
     ---------------------
     means any patent, trade mark, service mark, trade name, registered design, unregistered design, design right, design copyright, copyright and any other similar industrial or commercial right (in each case in any part of the world and whether or not registered or registerable) and all applications for any of the foregoing and the copyright in all drawings, plans, specifications, designs and computer software and all know how. All Industrial Property Rights used or required by the Company in connection with its business are in full force and effect and are vested in and beneficially owned by it. The Company is the sole beneficial owner of the Industrial Property Rights listed in Schedule 2.20 and (where registration is possible) and save as set out in Schedule 2.20 the Company has been and is registered as proprietor, and each of those rights is valid and enforceable, and none of them is being used, claimed, opposed or attached by any other person. There has been no material infringement by the Company of any Industrial Property Rights of any other person.

2.21 Environmental Matters. To the best of the knowledge, information and belief
     ---------------------
     of each Sellers and the Company the Company is conducting and at all times has conducted its business and operations and has occupied used and operated the Premises and all other real property and facilities presently or previously occupied used or operated by the Company in material compliance with all Environmental Obligations and so as not to give rise to any material Liability under any Environmental Obligations or to any material adverse impact on the Business. Except as set forth on Schedule 2.21

     (a) none of the Sellers or the Company has received any notice alleging any violation by the Company or any director or other officer or any employee of the Company

     (b) the Company has obtained and complies with all required governmental Environmental Approvals with respect to the Business as presently conducted

     (c) there are no facts or circumstances indicating that any Environmental Approval would or might be revoked suspended cancelled varied or not renewed

     (d) all appropriate and necessary action in connection with the renewal or extension of any Environmental Approval has been taken

     (e) the execution or performance of this Agreement and other documents which are to be executed at completion will not result in any Environmental Approval being revoked suspended cancelled or varied or not renewed

     (f) the Company has not generated used transported treated stored released or disposed of or directed any other Person to generate use transport treat store release or dispose of any Hazardous Substance in violation of any Environmental Laws

     (g) there has not been any generation use transportation treatment storage release or disposal by the Company of any Hazardous Substance in connection with the Company's ownership and conduct of the Business or to the knowledge of the Company on in or under any property or facility used owned or leased by the Company or any adjacent properties or facilities which has created or might reasonably be expected to create any liability under any Environmental Laws or which would require reporting to or notification of any Governmental Authority and

     (h) no land or other asset now or previously owned occupied or used by the Company or any other Person in connection with the Business:-

          (A) has or contains any storage tanks or any Hazardous Substance (whether above or below ground)

          (B) is or has been in the past used for the deposit storage treatment disposal of waste or sewage or

          (C) is referred to or listed in any register of polluted or contaminated land kept pursuant to any Environmental Laws and there are no facts or circumstances which would or might give rise to an entry in any such register

          For  the purposes of this Section:-

          "Hazardous Substance" shall mean any pollutant contaminant waste of any nature hazardous substance hazardous material toxic substance radioactive substance dangerous substance or dangerous good as defined judicially interpreted or identified in any Environmental Law

          "Environmental Approval" means all permits certificates licences authorisations consents instructions registrations directions or approvals issued or required by Government Authorities pursuant to any Environmental Laws with respect to the operation of the Company or the Assets

          "Environmental Laws" means all Legal Requirements relating in full or in part to the protection of the Environment product liability and employee and public health and safety including those Environmental Laws relating to the storage generation use handling manufacture processing labelling advertising sale display transportation treatment release and disposal of Hazardous Substances

2.22 Capital Commitments and Distributions. Save as set out in Schedule 2.22
     -------------------------------------
     there were no commitments on capital account outstanding at December 31, 2000 and since then the Company has not made or incurred or agreed to make or incur any capital expenditure or any capital commitments nor has it disposed of or realized any capital assets or any interest therein. Save as set out in Schedule 2.22, since December 31, 2000 no dividend or other distribution (as defined in Part VI Chapter 11 of the United Kingdom Income & Corporation Taxes Act 1988 ("ICTA") as extended by ICTA Section 418) has been or is treated as having been declared, made or paid by the Company. All dividends or distributions declared, made or paid by the Company have been declared, made or paid in accordance with its articles of association and the applicable provisions of the United Kingdom Companies Acts.

2.23 Insurance. The Company currently is covered by insurance policies which
     ---------
     provide for coverages that are usual and customary as to amount and scope in the Business, descriptions of which policies, including the names of the insurer and the insured, the amount of annual premiums, and the types and amounts of coverage, are set forth on Schedule 2.23. All of such policies are in full force and effect, all premiums with respect thereto have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all applicable regulations and (ii) all contracts to which the Company is a party. To the best of the knowledge, information and belief of each of the Sellers and the Company the Company has not breached or otherwise failed to perform its obligations under any of such policies. The Company has not received any adverse notice from any of the insurers party to such policies with respect to any alleged breach or failure in connection with any of such policies. Such policies will not terminate or lapse by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 2.23, there are no pending or, to the best of the knowledge, information and belief of the Sellers' or Company's, threatened claims under any policy relating to the Company. Also set forth on Schedule 2.23 is a true and complete listing of any and all claims (excluding claims made with respect to the Company's health insurance policy) made by the Company under any such policy since December 31, 1994.

2.24 Commissions. There are and will be no claims for brokerage commissions,
     -----------
     finder's fees, fees for fairness opinions or financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Sellers, the Company or any of their affiliates.

2.25 Permits. The Company holds all permits, licenses, registrations,
     -------
     certificates, orders, approvals or other authorizations from any authority or other person ("Permits") issued to or held by the Company or any of its employees in connection with its operations. To the best of the knowledge, information and belief of each of the Sellers and the Company such Permits are the only Permits that are required for the Company to conduct its business as presently conducted and proposed to be conducted. Each such Permit is in full force and effect, and the Sellers and Company have not received notice that any suspension, cancellation or modification of the terms of any such Permit is threatened. To the best of the knowledge, information and belief of each of the Sellers and the Company the Company is in full compliance with the terms of each such Permit, and the Sellers and the Company are not aware of any reason why any such Permit would not be renewed, upon substantially the same terms as currently exist, upon expiration of such Permit. No authorization, consent or notification of or filing with any authority is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and each Permit issued to or held by the Company will continue in full force and effect following the Closing Date. All returns, reports, applications, statements and other documents required to be filed by the Company with any applicable regulatory or governmental authority or municipality (including taxing authorities) with respect to the Business on or before the date hereof have been duly filed or properly extended as permitted by law, and are true and complete in all material respects, and all reporting requirements of all applicable regulatory or governmental authorities or municipalities (including taxing authorities) having jurisdiction thereof have been complied with in all material respects. True and complete copies of all returns, reports, applications, statements and other documents filed by the Company within the past three (3) years with any applicable regulatory or governmental authority (including taxing authorities) or municipality have been previously provided to the Purchaser by the Sellers.

2.26 Absence of Undisclosed Liabilities. The Company does not have any liability
     ----------------------------------
     of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), except for (i) liabilities fully stated or fully reserved against in the Audited Financial Statements, and (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Audited Financial Statements which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect (as defined in Section 2.11 hereof). The Company is not a party to any contract, or subject to any articles of incorporation or bylaw provision, any other corporate limitation or any legal requirement which has, or can reasonably be expected to have, a Material Adverse Effect.

2.27 Accounts Receivable. Save as set out in Schedule 2.27 all accounts
     -------------------
     receivable of the Company as of the Closing Date: (i) have arisen from bona fide sales transactions in the ordinary course of business of the Company on ordinary terms, consistent with past practices; (ii) represent valid and binding obligations due to the Company, enforceable in accordance with their terms; and (iii) are collectible in the ordinary course of business, within ninety (90) days following the Closing Date, in the aggregate recorded amounts thereof in accordance with their terms without setoff or counterclaim, except as otherwise expressly reserved in the Audited Financial Statements.

2.28 Work in Progress and Backlog. The Sellers have provided the Purchaser with
     ----------------------------
     full, accurate and complete financial data and other documentation which is listed in Schedule 2.28 with respect to the Company's work currently in progress ("Work in Progress and Backlog"). Each item of the Company's Work in Progress and Backlog, either individually with respect to such item or in the aggregate with respect to the applicable client, is subject to a binding contract, either estimated, bid, or based upon a fee schedule, but in any event entered into and performed by the Company in good faith, consistent in all events with past practices. Without limiting the foregoing, all data and documentation provided to the Purchaser with respect to the Work in Progress and Backlog setting forth percentages or breakdowns to date and estimated to completion of revenues, costs, fees, expenses, time or other factors, fully, completely and accurately disclose the current status of each listed project and the Company's best good faith estimate with respect to such factors over the life of each such project.

2.29 Customers. Except as shown on Schedule 2.29 hereto, neither the Sellers nor
     ---------
     the Company are involved in any material dispute with any of the Company's customers, and neither the Sellers nor the Company have received notice (whether oral or written) or have any knowledge of the intention of any customer to discontinue or decrease in any way the customer's business with the Company. To the best of their knowledge, information and belief neither the Sellers nor the Company have any reason to believe that the consummation of the transactions provided for herein will cause any of the Company's customers not to conduct business with the Purchaser (or that such customers will reduce the level of business conducted with the Company or the Purchaser) after the Closing Date on terms substantially the same as those on which such customer now does business with the Company. By way of example and not limitation, this Section shall apply specifically to the Company's business relationship with those material customers set forth on
     Schedule 2.29 hereto.

2.30 Post Year 2000 Compliance. Except as set out in Schedule 2.30 each item of
     -------------------------
     equipment and software program used by the Company (a "Company System") in the course of its business:

     (a) has been produced or amended in a manner which ensures that a change of reference to or use of a date after December 31, 1999 in the operation of that Company System, whether alone or in conjunction with each other Company System, will not have an adverse effect on, nor give rise to an increased inconvenience in, the operation of that Company System;

     (b) has been tested in conjunction with each item of equipment and software program under the control of a third party (a "Third Party System") with which a Company System routinely exchanges date information in the course of the Company's business in a manner which ensures that the inclusion of a date or dates after December 31, 1999 in the date information exchanged with a Third Party System will not have an adverse effect on, nor give rise to an increased inconvenience in, that exchange of date information or the subsequent use of that date information; and

     Without prejudice to the generality of this Section 2.30, each Company System will, in responding to two-digit date input and providing date output, resolve any ambiguity as to century in a manner which is consistent, clearly defined and apparent to the user.

2.31 Disclosure. Neither this Agreement nor any of the attachments, written
     ----------
     statements, documents, certificates or other items prepared for or supplied to the Purchaser by or on behalf of the Sellers or the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omits any material fact necessary to make each statement contained herein or therein not misleading. There are no material facts or circumstances, in relation to the assets, liabilities, business or financial condition of the Company which have not been fully, fairly and not misleadingly disclosed and which are or may be material to be known by a purchaser for value of the Shares, or which, if disclosed, might reasonably have been expected to affect the decision of the Purchaser to enter into this Agreement.

2.32 Solvency. The Company is not insolvent and is able to pay its debts (within
     --------
     the meaning of Section 123 of the Insolvency Act 1986) as they fall due. It is continuing to do business as a going concern and no receiver or administrative receiver has been appointed, nor has any encumbrancer taken possession of the undertaking or assets (or any part thereof) of the Company. No resolution for the winding up of the Company has been passed or proposed nor has any winding up order against the Company been made. No proceedings have been commenced in respect of the Company for the appointment of an administrator.

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Sellers as follows:

3.1  Corporate Organization. The Purchaser is a corporation duly organized,
     ----------------------
     validly existing and in good standing under the laws of the England and Wales, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted. The Purchaser is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified.

3.2  Authorization. The Purchaser has full power and authority to execute and
     -------------
     deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Purchaser has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on the Purchaser's part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally.

3.3  No Violation. The execution, delivery and performance of this Agreement and
     ------------
     the consummation of the transactions contemplated hereby by the Purchaser do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any lien upon the Purchaser or its assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any person pursuant to any applicable regulation, any order to which the Purchaser is subject or any contract to which the Purchaser or any of its properties are subject. The Purchaser has complied with all applicable regulations and orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

3.4  Investment Intent. The Purchaser represents and warrants to the Sellers
     -----------------
     that it is purchasing the Shares for investment purposes and not with a view to distribution thereof and agrees that it shall not make any sale, transfer, or other disposition of the Shares in violation of the Securities Act or the regulations thereunder or under any other applicable securities laws.

                                   ARTICLE IV
                                OTHER AGREEMENTS

The parties hereto further agree as follows:

4.1  Further Assurances. On the terms and subject to the conditions of this
     ------------------
     Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts (a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other Contracts, (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any regulations or in connection with any Permits, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (d) to fulfil all conditions to the obligations of the parties under this Agreement.

4.2  Consents. Without limiting the generality of Section 4.1, each of the
     --------
     parties hereto shall use all reasonable efforts to obtain all waivers, permits, authorizations, consents and approvals of all persons and authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

4.3  No Termination of the Obligations by Subsequent Dissolution. Each of the
     -----------------------------------------------------------
     parties hereto specifically agrees that its obligations hereunder, including, without limitation, obligations pursuant to this Article IV, shall not be terminated by the dissolution of such party, whether by operation of law or otherwise.

4.4  Insurance Policies and Claims Administration. The Sellers and the Company
     --------------------------------------------
     shall be responsible for the administration of all claims made under the Company's insurance policies prior to the Closing Date. If any claim is asserted against the Company prior to the Closing Date, the Company and the Sellers shall promptly assert and pursue coverage and payment for such claim with the appropriate insurance carrier. With respect to such claims which arise prior to the Closing Date, after the Closing Date the Sellers shall provide the Company and the Purchaser with reasonable cooperation and assistance in asserting and pursuing such coverage. In particular, the Sellers shall, upon request by the Purchaser, assist the Company with the filing of all necessary claims and take all such other action as may reasonably be requested by the Purchaser to pursue such coverage. As between the Sellers, on the one hand, and the Purchaser and the Company, on the other hand, the Purchaser and the Company shall be entitled to recover all insurance proceeds with respect to any claim, except for health insurance claims and except to the extent the Sellers have previously provided indemnification therefor to the Purchaser or the Company under this Agreement.

4.5  Other Tax Matters.
     -----------------

     (a)  Tax Returns. The Purchaser, the Sellers, the Company and their
          -----------
          successors shall cooperate in the preparation of all Tax Returns and reports and shall make available all necessary records and in a timely manner take all action necessary to allow for the preparation and filing of all Tax Returns and reports. Within ten (10) days following the Closing, the Sellers and the Company shall deliver or shall cause to be delivered to the Purchaser all books, records, returns, schedules, work papers, and other documents (including without limitation, appraisals and other background information) which are in the possession of the Sellers or the Company and which relate to any Taxes of the Company for any taxable period. Prior to the delivery of the materials described in the preceding sentence, the Sellers shall cooperate with the Purchaser in providing access to such materials as is reasonably required by the Purchaser.

          The parties hereto agree that the Sellers shall cause the Company to prepare or have prepared, and pay or provide for prior to the Closing all taxes arising therefrom, all Tax Returns for the Company for the periods ended on or before December 31, 2000 Purchaser shall prepare and file all Tax Returns for the Company for the periods commencing after December 31, 2000. Further, Purchaser shall pay all taxes arising from the Company's operations after the Closing. With respect to any Taxes of the Company for the 2001 calendar year commencing January 1, 2001 and continuing through the Closing, the Company shall pay all such Taxes, and Sellers shall have no liability therefore, so long as the Sellers shall have caused the Company to have fully and properly reserved for all such Taxes through the Closing Date.

     (b)  Information. The Purchaser and the Sellers agree to furnish or cause
          -----------
          to be furnished to each other, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company as is reasonably requested for the filing of any Tax Return, in determining a Tax liability or right to refund, for the preparation of any audit or other proceeding, and for the prosecution of any claim, suit or proceeding relating to a proposed Tax adjustment. The Purchaser and the Sellers shall cooperate with each other in the conduct of any Tax audit or other Tax proceedings involving the Company. The parties shall execute and deliver such powers of attorney and other documents as are reasonably requested to carry out the administration of the Tax provisions of this Agreement.

     (c)  Amended Returns. From and after the Closing Date, the Purchaser may
          ---------------
          file an amended Tax Return for any period ending on or prior to the Closing Date provided that in the event that such filing might materially prejudice the Sellers such filing will not be made in the absence of fraud or neglect of the Sellers or the Company prior to Closing without the consent of the Sellers, not to be unreasonably withheld. Any additional Taxes resulting from such an amended Tax Return shall be the responsibility of, and shall be paid solely by (i) the Sellers (through indemnification pursuant to Article VIII hereof), to the extent such Taxes result from an amended Tax Return filed to correct any understatement, by the Sellers or the Company, with respect to any or all reporting periods ending on or before the Closing Date, and (ii) the Company in all other events. The Purchaser shall provide the Sellers with notice of and a reasonable opportunity to participate in the preparation of any such amended Tax Return, and the Sellers agree to provide the Purchaser with reasonable cooperation and assistance in connection therewith. Notwithstanding the foregoing, any and all determinations regarding any and all such Tax Returns shall ultimately be made by the Purchaser, in its sole discretion.

                                    ARTICLE V
                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

The obligations of the Purchaser under this Agreement shall be subject to the satisfaction of each of the following conditions on or prior to Closing unless waived in writing by the Purchaser:

5.1  Representations and Warranties. The representations and warranties of the
     ------------------------------
     Sellers contained in Article II hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made. The Sellers and the Company shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date.

5.2  Consents and Approvals. The Sellers, the Company and the Purchaser shall
     ----------------------
     have obtained all consents, approvals, orders, qualifications, licenses, Permits or other authorizations, required by all applicable regulations, orders and contracts binding on any of the Sellers, the Company or the Purchaser or any of their respective properties and assets, with respect to the execution, delivery and performance of this Agreement, the financing and consummation of the transactions contemplated herein and the conduct of the business of the Company in the same manner after the Closing Date as before the Closing Date.

5.3  No Material Adverse Change. Except as shown on Schedule 5.3, there shall
     --------------------------
     have been no Material Adverse Change (as defined in Section 2.11 hereof) in the business, properties, revenues, accounts receivable, Work in Progress and Backlog, financial statements, customers, business prospects, condition (financial or otherwise) or results of operations of the Company since December 31, 2000, including, without limitation, the payment of any bonuses, any amendment to the Company's memorandum and articles of association, any borrowings, the purchase of real or personal property at an aggregate purchase price of over (pound)1,000 (One thousand pounds sterling), any increase in compensation of the Company's employees, or the distribution or declaration of dividends or distributions, any extension of leases, or the commitment to do any of the foregoing (unless the Purchaser shall have first consented thereto in writing or except as shown on
     Schedule 2.10 hereto).

5.4  No Proceeding or Litigation. No order or regulation shall be in effect
     ---------------------------
     which would prevent the consummation of the transactions contemplated hereby.

5.5  Secretary's Certificate. The Purchaser shall have received a duly executed
     -----------------------
     original of the approvals referenced in Section 2.2 hereof, together with a certificate, executed by the

     Secretary of the Company, dated the Closing Date, as to the memorandum and articles of association of the Company and the resolutions adopted by the stockholders and directors of the Company in connection with this Agreement in a form reasonably satisfactory to the Purchaser and its lawyers.

5.6  Sellers Employment Agreements. The Sellers shall have entered into
     -----------------------------
     employment agreements substantially in the form attached hereto as Exhibit A (the "Sellers Employment Agreements"). Additionally, the Purchaser shall have received such assurances as it deems necessary, in its sole discretion (and the Sellers and the Company shall assist the Purchaser in obtaining such assurances), that key personnel of the Company (as determined by mutual agreement of the Sellers and the Purchaser) shall remain in the Company's employ following the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Purchaser shall not be deemed to be obligated by reason of this Agreement or consummation of the transactions contemplated hereby to retain in employment any employee of the Company.

5.7  Resignations. The Sellers shall have caused all directors and officers of
     ------------
     the Company to have resigned as the Purchaser shall request, using such form of resignation as is satisfactory to the Purchaser and its counsel.

5.8  Opinion of Sellers' and Company's Lawyers. The Sellers shall deliver at
     -----------------------------------------
     Closing an opinion of lawyers acting for the Sellers and the Company addressed to Purchaser in substantially the form attached hereto as Exhibit B.

5.9  Delivery of Minute Books and Share Certificates. The Sellers shall deliver
     -----------------------------------------------
     at Closing all original minute books and stock transfer records of the Company, together with any and all original certificates evidencing the Shares and any shares of the Company's capital stock which have been cancelled of record or which are held in the form of treasury stock.

5.10 Regulatory Compliance. Counsel for the Purchaser shall have determined to
     ---------------------
     its satisfaction that the transactions contemplated by this Agreement are in compliance with all applicable country, state and local law and regulations, including, without way of limitation, those pertaining to the providing of design services.

5.11 Due Diligence. Purchaser and its counsel shall have completed, to their
     -------------
     satisfaction, a due diligence review of the Company's books and records and such other documentation as is requested pertaining to the Company's operations, and the results of such due diligence must be satisfactory to the Purchaser and its counsel, in their sole discretion.

5.12 Other Documents. The Purchaser shall have been furnished with such other
     ---------------
     and further documents and certificates, including certificates of the Sellers and/or the Company's officers, directors and others, as the Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

5.13 Liens. The Sellers shall if requested by the Purchaser have removed all
     -----
     liens on the Shares and on the assets and properties of the Company.

5.14 Completion Accounts. The Sellers shall deliver at Closing a balance sheet
     -------------------
     and profit and loss account prepared in respect of the period from 1 January 2001 to the date of Closing ("Completion Accounts"). The Completion Accounts shall be prepared in accordance with the provisions of Schedule A 5.14.

                                   ARTICLE VI
                  CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

The obligations of the Sellers under this Agreement shall be subject to the satisfaction of each of the following conditions on or prior to Closing unless waived in writing by the
Sellers:

6.1  Representations and Warranties. The representations and warranties of the
     ------------------------------
     Purchaser contained in Article III hereof and elsewhere in this Agreement and all information supplied by the Purchaser or contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.

6.2  Consents and Approvals. The Purchaser, the Sellers and the Company shall
     ----------------------
     have obtained all consents, approvals, orders, qualifications, licenses, Permits or other authorizations required by all applicable regulations, orders and contracts binding on the Purchaser, the Sellers or the Company or any of their respective properties and assets, with respect to the execution, delivery and performance of this Agreement.

6.3  No Proceeding or Litigation. No order or regulation shall be in effect
     ---------------------------
     which would prevent the consummation of the transactions contemplated hereby.

6.4  Secretary's Certificate. The Sellers shall have received a duly executed
     -----------------------
     original of the approvals referenced in Section 3.2 hereof, together with a certificate, executed by the Secretary of the Purchaser, dated the Closing Date, as to the charter and by-laws of the Purchaser and the resolutions adopted by the directors of Purchaser in connection with this Agreement in a form reasonably satisfactory to the Sellers and their counsel.

6.5  Employment Agreements. The Purchaser shall have entered into or caused the
     ---------------------
     Company to enter into the Sellers Employment Agreements.

                                   ARTICLE VII
                                    CLOSING

7.1  Closing. Unless this Agreement shall have been terminated or abandoned
     -------
     pursuant to the provisions of Articles V and VI hereof, a closing of the transactions contemplated by this Agreement (the "Closing") shall be held
     on or before [                ] 2001 (or such date either before or after
     [                ] 2001 as the parties hereto shall mutually agree) (the
     "Closing Date") at 5 Great College Street, London SW1P 3SJ(or at such other place as the parties hereto shall mutually agree).

7.2  Payment of Purchase Price and Receipt of Shares.

     (a)  Deliveries at Closing. On the Closing Date,
          ---------------------

          (1) the Sellers will assign and transfer to the Purchaser good and valid title in and to the Shares, free and clear of all liens, by delivering to the Purchaser stock certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached ;

          (2)  the Sellers shall deliver to the Purchaser:

               (i) duly completed and signed transfers in favor of the Purchaser or as it may direct in respect of the Shares together with the relative share certificates;

               (ii)   the Sellers' Employment Agreements duly executed;

               (iii) save to the extent otherwise specified by the Purchaser, the resignations of the directors and the secretary from their respective offices in the Company, with a written acknowledgment from each of them executed as a Deed that he has no claim against the Company in respect of fees or other remuneration, breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other grounds whatsoever;

               (iv) the resignation of the existing auditors of the Company confirming that they have no outstanding claims of any kind and containing a statement under Companies Acts
                      Section 394(1) that there are no such circumstances as are mentioned in that section;

               (v) the statutory and other books of the Company duly written up-to-date and their certificates of incorporation and common seals;

               (vi)   all check and paying in books of the Company;

               (vii) a letter from the bankers of the Company confirming the amounts of the balances on each of its accounts as at the close of business on the day before the Closing Date;

               (viii) a certificate of title relating to the Company's assets and properties provided by the Sellers' attorneys in a form approved by the Purchaser's attorneys;

               (ix)   the title deeds relating to each of the properties;

               (x) the appropriate forms to amend the mandates given by the Company to its bankers;

               (xi) written confirmation from the Sellers that there are no subsisting guarantees given by any Group Company in their favor or in respect of any of their indebtedness and that none of the Sellers is indebted to the Company or vice versa;

               (xii) a certified copy of the Minutes recording the resolution of the boards of directors of the Sellers authorizing the sale of the Shares, the execution of this Agreement and of all agreements and documents to be executed pursuant to or in connection with this Agreement by the persons so executing them;

               (xiii) all contractual documents, deeds, documents of title and documents constituting security for loans and all similar papers held by or on behalf of the Company;

               (xiv) a Special Resolution of the shareholders of the Company and a Statutory Declaration of the directors of the Company and supporting report of the auditors in the agreed form authorising the giving by the Company of financial assistance

     (b) The Sellers shall procure to be held Board meetings of the Company at which:

          (i) such persons as the Purchaser may nominate shall be appointed additional directors;

          (ii) the transfers referred to above shall be approved (subject to stamping);

          (iii) the resolutions required for such changes in the bank mandates as are required by the Purchaser are passed and the new mandates are duly completed;

          (iv) the registered office of the Company is changed to such address as the Purchaser requires; and

          (v) the resignations referred to above shall be submitted and accepted and such persons as the Purchaser requires are appointed Company Secretary and auditors.

          (vi) the giving by the Company of financial assistance shall be approved

     (c) Upon completion of the matters referred to above, the Purchaser shall by wire transfer of same-day funds, pay to Peacock & Co ("the Sellers' Solicitors") on behalf of the Sellers an aggregate amount of (pound)2,500,000.00 (Two million five hundred thousand pounds sterling).

     (d) The Purchaser may in its absolute discretion waive any requirement contained in this subparagraph 7.2, but shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed in accordance with this Agreement. If in any respect the provisions of this subparagraph 7.2 are not complied with on the Closing Date, the Purchaser may (without prejudice to any other rights it may have):

          (1) defer Closing to a date not more than sixty-five (65) days after the date set by Section 7.1 (and so that the provisions of this subparagraph shall apply to Completion as so deferred); or

          (2)  proceed to Closing so far as practicable; or

          (3)  rescind this Agreement.

     (e)  Instalment Payments; Subordinated Promissory Notes. The Sellers shall
          --------------------------------------------------
          receive subordinated promissory notes of the Purchaser substantially in the form attached hereto as Exhibit C. 42.201834% of the principal amount of the subordinated promissory notes will be paid on each of the first and second anniversaries of the Closing Date and 7.7981651% of the principal amount will be paid on each of the third and fourth anniversaries of the Closing Date, all as provided in the said subordinated promissory notes, such notes to be allocated among the Sellers as provided in Schedule1.0. The Purchaser's obligations to pay the sums due under the said subordinated promissory notes shall be subject to the Purchaser's right of set off as provided in Section 8.4 below.

     (f)  Delayed Delivery Stock. In addition to the forms of Purchase Price
          ----------------------
          provided to the Sellers, the Sellers shall receive from the Purchaser at such times following Closing as hereinafter set forth, an aggregate of 18,240 shares of the Purchaser's "delayed delivery stock", constituting shares of the Purchaser's Ordinary Stock, 1p par value, having an agreed upon value at the Closing Date of(pound)600,000.00 (Six hundred thousand pounds) (such "delayed delivery stock" to be hereinafter referred to as the "Purchaser's Stock"). One quarter (25%) of the Purchaser's Stock shall be delivered to the Sellers on each of the first, second, third and fourth anniversaries of the Closing Date and shall be allocated among the Sellers as provided in Schedule A1.0. The Purchaser's obligations to deliver the Purchaser's Stock shall be subject to the Purchaser's right of setoff as provided in Section 8.5 below.

     Section 7.3 Reservation of Shares. The Purchaser shall reserve on its books
     the [         ] shares of the Purchaser's Stock.

                                  ARTICLE VIII
                       SURVIVAL OF TERMS; INDEMNIFICATION

8.1  Survival and Certain Acknowledgments of the Sellers.
     ---------------------------------------------------

     (a) All of the terms and conditions of this Agreement, together with the representations, warranties, covenants and obligations contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement and the agreements of the parties to indemnify, defend and hold harmless each other as set forth in this
          Article VIII shall survive the execution of this Agreement and the Closing Date notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto and save as provided in
          Section 8.3(a) hereof shall continue until the expiration of the applicable statute of limitations with respect to any and all claims in connection therewith.

     (b) The Sellers jointly and severally represent and warrant to the Purchaser that the warranties and representations in Article II are true and accurate in all respects at the date of this Agreement;

     (c) The Sellers acknowledge that the Purchaser has entered into this Agreement in reliance on the Sellers warranting and representing in the terms of Article II;

     (d) Where any of the warranties is qualified by the words "to the best of the knowledge, information and belief of the Sellers" or so far as the Sellers are aware or any similar expression there shall be deemed to be included an additional warranty that the Sellers have made due and careful inquiry in respect of such matters;

     (e) The warranties set out in each subparagraph or paragraph of Article II shall be separate and independent, and save as expressly provided, shall not be limited by reference to any other subparagraph or anything in this Agreement;

     (f) No information of which the Purchaser has knowledge (actual, imputed or constructive) shall prejudice any claim made by the Purchaser under the warranties or operate to reduce any amount recoverable;

     (g) None of the information supplied by the Company or its employees, representatives or professional advisers before the date of this Agreement to any of the Sellers or their agents, representatives or professional advisers in connection with the warranties or otherwise in relation to the business or affairs of the Company shall be deemed a representation, warranty or guarantee of its accuracy by the Company or its employees or representatives to the Sellers, and each of the Sellers waives any claims against the Company or its employees or representatives which he might otherwise have in respect of such information;

     (h) The Sellers shall procure that before the Closing Date the Purchaser, its agents, representatives and professional advisers are given promptly on request all such facilities and information regarding the business, assets, liabilities, contracts and affairs of the Company, and of the documents of title and other evidence of ownership of its assets, as the Purchaser may require; and

     (i) Any amount to be paid to the Purchaser in relation to a successful claim by the Purchaser under the warranties shall be deemed to be a reduction in the purchase consideration for the Shares.

8.2  Indemnification by the Sellers. After the Closing Date, the Purchaser
     ------------------------------
     without prejudice to the right of the Purchaser to claim damages or rescission in respect of any breach of the warranties shall be indemnified, defended and held harmless as hereinafter provided by the Sellers, jointly and severally (subject to the limitations set forth in Section 8.7), against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

     (a)  Misrepresentation or Breach. Any misrepresentation or breach of
          ---------------------------
          warranty of the Sellers, or nonfulfillment of any obligation on the part of either the Company (to be performed on or prior to the Closing) or the Sellers under this Agreement, or contained in any Schedule or Exhibit to this Agreement including, without limitation, the restrictive covenants ("the Restrictive Covenants") contained in the Sellers' Employment Agreements delivered by Sellers or Company or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement, financial statement, or instrument delivered by or on behalf of the Sellers or the Company hereunder. For the purposes of this Agreement, the Restrictive Covenants shall be deemed to be set out in full in this Agreement

     (b)  Taxes. Save for where specific provision or reserve has been made in
          -----
          the Audited Financial Statements or the Completion Accounts, all Taxes of the Company attributable to any period ending prior to or on the Closing Date or attributable to the period from December 31, 2000 to the Closing Date including taxes which arise from an event taking place before the Closing Date or a series of events some of which take place before the Closing Date and some afterwards.

     (c)  Third Party Claims. Save as set out in Schedule 2.15 any Claim of a
          ------------------
          third party arising out of the business or operations of the Company prior to or on the Closing Date or any Claim resulting from or arising out of the ownership, management or use of the Shares and/or the business of the Company prior to the Closing Date.

     (d)  Related Expenses. All expenses and costs, including but not limited to
          ----------------
          legal fees, reasonably paid or incurred in connection with any of the foregoing.

8.3  Extent of Liability
     -------------------

     (a)  Time Limit for Warranty Claims
          ------------------------------

          No claim shall be brought by the Purchaser in respect of any breach of the warranties unless notice in writing of such claim (specifying in detail the event, matter or default which gives rise to the claim, the breach that results and the amount claimed) has been given to the Sellers not later than the expiration of 60 days after completion of the second audit of the Company's accounts following closing or in the case of tax warranties seven years from the Closing Date. Any such claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn at the expiration of three years from the Closing Date, unless proceedings in respect of it have been commenced by being both issued and served on the Sellers or any of them

     (b)  Exclusion of Small Claims
          -------------------------

          The Seller shall only be liable in respect of any claim brought by the Purchaser for a breach of the warranties, if the liability of the Sellers for all such claims would exceed in aggregate (pound)50,000.00 (fifty thousand pounds Sterling), the Sellers shall only be liable for the excess

     (c)  Ceiling on Claims
          -----------------

          The total liability of each of the Sellers, arising by reason of any claims under the warranties shall not exceed an amount equal to the total consideration to which that Seller is entitled in respect of the number of the Shares (as provided by Schedule A 1.0) sold by that Seller under this agreement.

     (d)  Post-Closing
          ------------

          The Sellers shall not be liable for any claim under the warranties which would not have arisen but for a voluntary act, omission or transaction occurring after Closing which the Purchaser of the Company ought reasonably to have known would give rise to such liability but excluding any act:

          (i) carried out pursuant to a legally binding obligation of the Company incurred prior to Closing; or

          (ii) pursuant to an obligation imposed by any law, regulation or requirement having the force of law; or

          (iii)taking place with the written approval of Sellers holding a majority of the Shares prior to the date hereof; or

          (iv) occurring in the ordinary course of trade of the Purchaser or the Company

8.4  Indemnification by the Purchaser. After the Closing Date, the Sellers shall
     --------------------------------
     be indemnified, defended and held harmless as hereinafter provided by the Purchaser against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

     (a)  Misrepresentation or Breach. Any misrepresentation or breach of
          ---------------------------
          warranty of the Purchaser, or nonfulfillment of any obligation on the part of the Company (to be performed after the Closing) or the Purchaser under this Agreement, or contained in any Schedule or Exhibit to this Agreement delivered by Purchaser or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement or instrument delivered by or on behalf of the Purchaser hereunder.

     (b)  Taxes. All Taxes of the Company attributable to any period ending
          -----
          after the Closing Date.

     (c)  Third Party Claims. Any Claim of a third party arising out of the
          ------------------
          business or operations of the Company after the Closing Date.

     (d)  Related Expenses. All expenses and costs, including but not limited to
          ----------------
          legal fees, reasonably paid or incurred in connection with any of the foregoing.

8.5  Setoff. Without limiting its other rights and remedies hereunder, and in
     ------
     addition to its rights and remedies in this Agreement provided (but subject to the limitations set forth in Section 8.7 hereof), the Purchaser and HLM Design US shall have the right to withhold and setoff against payments otherwise due and payable to the Sellers hereunder the amount of any damages it suffers as a result of any breach by the Sellers of any representation, warranty, agreement or term hereof (including Sellers' continuing obligations under the Sellers Employment Agreements), and for any and all amounts with respect to which the Purchaser is entitled to indemnification as provided in Sections 8.2 and 8.9 hereof. In the event the subject of such indemnification is a third party claim, as provided in
     Section 8.6 below, the Purchaser shall be entitled, in its sole discretion, to make direct payments to any such third party creditor or claimant in satisfaction of its claim if, within twenty
     (20) days after giving written notice of such claim to the Sellers, such claim has not been paid or settled or the Sellers have not assumed the defense of such action to the reasonable satisfaction of the Purchaser. The Purchaser shall notify the Sellers of any such sums to be set off, specifying the basis for such set off and the amount thereof.

8.6  Third Party Claims. In the event a party seeking indemnification hereunder
     ------------------
     (the "Indemnitee") shall receive written notice of any claim or proceeding against it that, if successful, might result in an indemnifiable claim under this Article VIII, then the Indemnitee shall give the party which may be liable for such indemnification hereunder (the "Indemnitor") prompt written notice of such claim or proceeding and shall permit the Indemnitor to participate in the defense of such claim or proceeding by counsel of the Indemnitor's own choosing and at the Indemnitor's expense. In addition, the Indemnitor, upon written request, and upon the Indemnitee's written consent which shall be in its sole discretion, may assume carriage of the defense of any such claim or proceeding, provided that the Indemnitee may participate in any such defense as it may deem necessary or appropriate to protect its interests and the Indemnitor shall assume the cost thereof.

8.7  Limitation on the Sellers' Joint and Several Liability. Notwithstanding
     ------------------------------------------------------
     anything to the contrary in this Agreement, the liability of each of the Sellers under this Article VIII shall not be joint and several with respect to claims arising from or with respect to any actual or alleged breach of or noncompliance with the terms of the Restrictive Covenants, and each Covenantor shall be liable only with respect to claims pertaining to such Covenantor's own Employment Agreement. For example, it is expressly agreed that in the event any Covenantor breaches the Restrictive Covenants contained in his Employment Agreements, with the result that the Purchaser suffers damages which are indemnifiable hereunder or thereunder, then only the breaching Covenantor shall be required to indemnify the Purchaser with respect to such damages, and the Purchaser shall not be entitled, and shall not seek, to pursue a claim for indemnification or to exercise its right of offset under the provisions of this Article VIII with respect to such damages against any Covenantor other than the breaching Covenantor.

8.8  Sharing of Liability between the Sellers
     ----------------------------------------
     Without prejudice to their joint and several liability hereunder, the Sellers hereby mutually agree with one another that, as between themselves, any one person shall bear only his appropriate part of any liability which may arise in relation to the warranties and representations under Article II of this Agreement; and for this purpose "appropriate part" shall mean:

     (a) in the case of any liability which is fairly attributable to, or which arises by reason of, income or benefits by that person, or his act or default: the whole of such liability: and

     (b) in any other case: that proportion of the total liability that the number of the Shares sold by him bears to the total number of the Shares

8.9  Indemnity by the Sellers in respect of litigation relating to Melbourne
     -----------------------------------------------------------------------
     Properties.
     ----------

After the Closing Date, the Purchaser and the Company shall be indemnified, defended and held harmless by the Sellers, jointly and severally, against and in respect of any and all damage, loss, liability, cost or expense (including the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) in excess of (pound)75,000 resulting from, or in respect of, or which arises in any way in connection with, the litigation referred to in paragraph (a)

(ii) of Schedule 2.15 which has been or may be brought by Melbourne Properties Limited (the Company's former landlord) against Chantrey Vellacott DFK (the Company's Auditors). Section 8.3 (c) shall apply to any claim under this Section
8.9 as if it were a claim under the warranties but paragraphs (a) and (b) of
Section 8.3 shall not apply to any claim under this Section 8.9.

                                   ARTICLE IX
                               GENERAL PROVISIONS

9.1  Amendment and Modification. This Agreement may be amended, modified and
     --------------------------
     supplemented at any time with respect to any of the terms contained herein, by a written agreement signed by all of the parties hereto.

9.2  Waiver. The failure of any party hereto to comply with any obligation,
     ------
     covenant, agreement or condition herein may be waived in writing by the other party or parties hereto affected thereby, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent breach or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

9.3  Notices. All notices, claims, requests, demands or other communications
     -------
     required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by first class certified mail, return receipt requested, with postage paid, or by receipted overnight courier service to the intended recipient at the address specified or referred to in Schedule 9.3 or at such other address as shall be designated by such party in any notice delivered as above provided to the other parties hereto.

9.4  Assignment. This Agreement and all of the provisions hereof shall be
     ----------
     binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, that the Purchaser may, without the prior written consent of the
     --------
     Sellers and the Company, assign its rights hereunder and under any other Contracts or documents executed or delivered in connection herewith to (i) an affiliate of the Purchaser, or (ii) its lenders as collateral in connection with the financing of the transactions contemplated hereby; provided, further that in any such event the Purchaser shall remain liable
     --------
     with respect to all of the Purchaser's obligations under this Agreement or such other Contracts or documents notwithstanding Purchaser's assignment pursuant hereto.

9.5  Governing Law. This Agreement shall be governed by the laws of England and
     -------------
     Wales without regard to its principles of conflict of laws and all the parties to this Agreement submit to the non-exclusive jurisdiction of the courts of England and Wales.

9.6  Counterparts. This Agreement may be executed in counterparts, each of which
     ------------
     shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.7  Headings. The Article and Section headings contained in this Agreement are
     --------
     for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.8  Entire Agreement. This Agreement embodies the entire agreement and
     ----------------
     understanding of the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements and understandings, oral or written, express or implied, among the parties with respect to such subject matter. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings among the parties hereto with respect to such subject matter other than those expressly set forth or referred to herein.

9.9  No Benefit. This Agreement shall not be construed so as to confer any right
     ----------
     or benefit upon any person other than the signatories to this Agreement and each of their respective heirs, successors and permitted assigns.

9.10 Delays or Omissions. No delay or omission to exercise any right, power or
     -------------------
     remedy accruing to any party hereto upon any breach or default of another party hereto under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein or of or in any similar breach or default thereafter occurring. All remedies, whether under this Agreement, by law or otherwise, afforded to any party shall be cumulative and not alternative.

9.11 Severability. The provisions of this Agreement shall be separable and a
     ------------
     determination that any provision of this Agreement is either unenforceable or void shall not affect the validity of any other provision of this Agreement. Wherever possible all provisions shall be interpreted so as not to be unenforceable and any court of competent jurisdiction is authorized and directed by the parties to enforce any otherwise unenforceable provision in part, to modify it, to enforce it only to a degree and not fully, or otherwise to enforce that provision only in a manner and to an extent, or for a shorter period of time, that renders the provision valid or enforceable. The intent of the parties is that this Agreement be enforceable and enforced to the maximum extent possible after excising (or deeming excised) all invalid or unenforceable provisions, whether or not the remaining provisions are grammatically correct.

9.12 Expenses. The Sellers and the Purchaser shall bear their respective own
     --------
     expenses with respect to this Agreement and the transactions contemplated hereby. Any such fees shall not be borne by the Company, either directly or indirectly.

9.13 Announcements. No announcement of any kind shall be made by the Sellers in
     -------------
     respect of the subject matter of this Agreement unless specifically agreed to in writing by the Purchaser, who shall be at liberty to make any such announcement as it deems appropriate.

                                    ARTICLE X
                          RESTRICTIONS ON THE SELLERS

10.1 Restrictions. For the purpose of assuring to the Purchaser the full benefit
     ------------
     of the business and goodwill of the Company, each of the Sellers undertakes by way of further consideration for the obligations of the Purchaser under this agreement as separate and independent agreements that he will not:

     10.1.1 at any time after Closing disclose to any person, or himself use for any purpose, and shall use his best endeavours to prevent the publication or disclosure of, any information concerning the business, accounts or finances of the Company or the names and identities of its clients or customers or their transactions or affairs of which he has knowledge;

     10.1.2 for 2 years after Closing either on his own account or for any other person directly or indirectly solicit, interfere with or endeavour to entice away from the Company any person who to his knowledge is, or has during the past 3 years been, a client, customer or employee of, or in the habit of dealing with, the Company, or who was prior to Completion negotiating with the Company for the supply of services;

     10.1.3 for 2 years after Closing either on his own account or for any other person directly or indirectly act for any person who to his knowledge is, or has during the past 3 years been, a client, customer or employee of, or in the habit of dealing with, the Company, or who was prior to Completion negotiating with the Company for the supply of services;

     10.1.4 for 2 years after Closing, save in the capacity of an employee of the Company or the Purchaser, either alone or jointly with or as manager, agent for or employee of any person, directly or indirectly carry on or be engaged concerned or interested in (a) the business of the Company; or (b) any other business similar to any business now carried on by the Company and which competes directly with the Company;

     10.1.5 use in connection with any business any name which includes the name of HLM or any colourable imitation of it.

10.2 Acknowledgement that restrictions are reasonable. The parties agree that
     ------------------------------------------------
     each of the undertakings set out in this Article is separate and severable and, if any of the undertakings shall be adjudged to be unreasonable in all of the circumstances for the protection of the legitimate interest of the Purchaser or is held to be unlawful or in any way an unreasonable restraint on trade, but would be adjudged reasonable or lawful if any particular restriction or restrictions were deleted or varied, then the restrictions set out therein shall apply with such deletions or variations as the case may be.

IN WITNESS WHEREOF, the parties have executed this Agreement as a Deed as of the date first written above.

                                 SCHEDULE A 1.0
                                     PART 1
                                   THE SELLERS

         (1)                             (2)                        (3)
         Name               No. of Ordinary Shares of the   Cash Consideration
                                       Company                     (pound)
Christopher Dunbar Liddle              160,000                   657,894.73

Roderick Charles Fraser                160,000                   657,894.73

Leslie Hunter Welch                    160,000                   657,894.73

John Russell Ferguson                   60,000                   246,710.52

David Muir Cafferty                     60,000                   246,710.52

Caroline Julia Buckingham                2,000                     8,223.68

Nicholas John Beecroft                   2,000                     8,223.68

Richard Peter Ian Parsons                2,000                     8,223.68

Karen Susan Mosley                       2,000                     8,223.68

                                                    (4)                                (5)
                                     Shares of GA Design International   Subordinated Promissory Notes of
                                             (Holdings) Limited              GA Design International
                                                                                (Holdings) Limited
                                                                                     (pound)
Christopher Dunbar Liddle                           4800                            573,684.21

Roderick Charles Fraser                             4800                            573,684.21

Leslie Hunter Welch                                 4800                            573,684.21

John Russell Ferguson                               1800                            215,131.58

David Muir Cafferty                                 1800                            215,131.58

Caroline Julia Buckingham                             60                              7,171.05

Nicholas John Beecroft                                60                              7,171.05

Richard Peter Ian Parsons                             60                              7,171.05

Karen Susan Mosley                                    60                              7,171.05

                                 SCHEDULE A 5.14

                               Completion Accounts

1 The Completion Accounts shall be prepared in accordance with the following but subject always to the provisions of paragraph 2 below

1.1 in a format which complies with the requirements of schedule 4 to the Companies Act 1985 and on a historical cost basis and on a going concern basis in accordance with accounting principles and practices generally accepted in the United Kingdom which are in force at Closing including all applicable UK GAAPs

1.2 using the same accounting principles, policies, bases and practices consistent with (and each consistently applied) those used in the preparation of the Audited Financial Statements (as defined in 2.9);

1.3 as if the period from 31 December 2000 to Closing was an accounting reference period of the Company; and

1.4 in the event of a conflict between sub-paragraphs 1.1 and 1.2 the provisions of sub-clause 1.2 shall prevail.

2 In the preparation of the Completion Accounts:

2.1 all fixed assets of the Company shall have attributed to them the value used in the preparation of the Audited Financial Statements (to the extent owned on the last Accounts Date) and fixed assets acquired after the last Accounts Date shall be taken into account at the value equal to their acquisition cost;

2.2 work in progress of the Company shall be calculated upon the same basis and using the same methods as were used in the preparation of the Audited Financial Statements.

                                    SCHEDULE

                                      A 9.3

Notices to Sellers:
------------------

To the Seller at the addresses as set out in
Schedule 1.0.

Notices to the Purchaser:
-------------------------

GA Design International (Holdings) Limited
Lyme House Studios
30-31 Lyme Street
London NW1 0EE

Notices to the Company:
-----------------------

HLM Architects Limited
1 Old Lodge Place
St Margarets
Twickenham
Middlesex TW1 1RQ

Notices to HLM Design US:                         With a Copy to:
------------------------                          --------------

HLM Design, Inc.                                  Radcliffes
Suite 2950                                        5 Great College Street
121 West Trade Street                             Westminster
Charlotte, NC   28202-5399                        London SW1P 3SJ
ATTN:  Vernon B. Brannon                          ATTN:  Roland Gillott

EXECUTED and DELIVERED as a DEED
by CHRISTOPHER DUNBAR LIDDLE                         /s/ C D Liddle
in the presence of :-

Witness:


Signature                                            /s/ J R W Peacock

Name                                                     John Peacock

Address                                                  94 High Street
                                                         Wimbledon
                                                         London SW19

Occupation                                               Solicitor

EXECUTED and DELIVERED as a DEED
by RODERICK CHARLES FRASER                           /s/ R Fraser
in the presence of :-

Witness:


Signature                                            /s/ J R W Peacock

Name                                                     John Peacock

Address                                                  94 High Street
                                                         Wimbledon
                                                         London SW19

Occupation                                               Solicitor

EXECUTED and DELIVERED as a DEED
by LESLIE HUNTER WELCH                               /s/ Leslie Hunter Welch
in the presence of :-

Witness:


Signature                                            /s/ J R W Peacock

Name                                                     John Peacock

Address                                                  94 High Street
                                                         Wimbledon
                                                         London SW19

Occupation                                               Solicitor

EXECUTED and DELIVERED as a DEED
by JOHN RUSSELL FERGUSON                             /s/ John Ferguson
in the presence of :-

Witness:


Signature                                            /s/ J R W Peacock

Name                                                     John Peacock

Address                                                  94 High Street
                                                         Wimbledon
                                                         London SW19

Occupation                                               Solicitor

EXECUTED and DELIVERED as a DEED
by DAVID MUIR CAFFERTY                               /s/ David Cafferty
in the presence of :-

Witness:


Signature                                            /s/ J R W Peacock

Name                                                     John Peacock

Address                                                  94 High Street
                                                         Wimbledon
                                                         London SW19

Occupation                                               Solicitor

EXECUTED and DELIVERED as a DEED
by CAROLINE JULIA BUCKINGHAM                         /s/ C J Buckingham
in the presence of :-

Witness:


Signature                                            /s/ J R W Peacock

Name                                                     John Peacock

Address                                                  94 High Street
                                                         Wimbledon
                                                         London SW19

Occupation                                               Solicitor

EXECUTED and DELIVERED as a DEED
by NICHOLAS JOHN BEECROFT                            /s/ N J Beecroft
in the presence of :-

Witness:


Signature                                            /s/ J R W Peacock

Name                                                     John Peacock

Address                                                  94 High Street
                                                         Wimbledon
                                                         London SW19

Occupation                                               Solicitor


EXECUTED and DELIVERED as a DEED
by RICHARD PETER IAN PARSONS                         /s/ R Parsons
in the presence of :-

Witness:


Signature                                            /s/ J R W Peacock

Name                                                     John Peacock

Address                                                  94 High Street
                                                         Wimbledon
                                                         London SW19

Occupation                                               Solicitor

EXECUTED and DELIVERED as a DEED
by KAREN SUSAN MOSLEY                                /s/ K S Mosley
in the presence of :-

Witness:


Signature                                            /s/ J R W Peacock

Name                                                     John Peacock

Address                                                  94 High Street
                                                         Wimbledon
                                                         London SW19

Occupation                                               Solicitor

EXECUTED and DELIVERED as a DEED
by GA DESIGN INTERNATIONAL
(HOLDINGS) LIMITED acting by:

                                     Director        /s/ W Aeberhard

                                     Director/Secretary  Vernon B Brannon

EXECUTED and DELIVERED as a DEED by
HLM ARCHITECTS LIMITED acting by:

                                     Director        /s/ C D Liddle

                                     Director/Secretary /s/ K S Mosley

EXECUTED and DELIVERED as a DEED
by HLM DESIGN, INC:

ATTEST


     By:  /s/ Joseph Harris
                                                         President
      /s/ Beverly Bertram Timm
                                                         Assistant/Secretary
              (Corporate Seal)

'